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                              CERTIFICATE OF MERGER

                                       OF

                          DALECO RESOURCES CORPORATION

                                       AND

                     DALECO RESOURCES CORPORATION OF NEVADA

It is hereby certified that:

         1. The constituent business corporations participating in the merger herein certified are:

         (i) Daleco Resources Corporation, which is incorporated under the laws of the State of Delaware; and

         (ii) Daleco Resources Corporation of Nevada, which is incorporated under the laws of the State of Nevada.

         2. A Plan and Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by Daleco Resources Corporation in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware and by Daleco Resources Corporation of Nevada in accordance with the laws of the State of its incorporation.

         3. The name of the surviving corporation in the merger herein certified is Daleco Resources Corporation of Nevada, which will continue its existence as said surviving corporation under the name Daleco Resources Corporation upon the effective date of said merger pursuant to the provisions of the laws of the State of its incorporation.

         4. The Articles of Incorporation of Daleco Resources Corporation of Nevada, shall be amended and changed by reason of the merger herein certified by striking out article 1. and thereof, relating to the name of said surviving corporation, and by substituting in lieu thereof the following article:

         "1. Name of Corporation: DALECO RESOURCES CORPORATION

         5. The executed Plan and Agreement of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows: 120 North Church Street, West Chester, PA 19380

         6. A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.




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         7. The aforesaid surviving corporation does hereby agree that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Daleco Resources Corporation, as well as for enforcement of any obligation of said surviving corporation arising from the merger herein certified, including any suit or other proceeding to enforce the right, if any, of any stockholder of Daleco Resources Corporation as determined in appraisal proceedings pursuant to the provisions of Section 262 of the General Corporation Law of the State of Delaware; does hereby irrevocably appoint the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings; and does hereby specify the following as the address to which a copy of such process shall be mailed by the Secretary of State of the State of Delaware:

                  120 North Church Street
                  West Chester, PA   19380

Dated:  March 26, 2002

                                    Daleco Resources Corporation

                                    By:      /s/ Dov Amir
                                       --------------------------------------
                                       Dov Amir
                                       Chairman of the Board of Directors
                                        And Chief Executive Officer

Dated:  March 26, 2002              Daleco Resources Corporation of Nevada


                                    By:      /s/ Gary J. Novinskie
                                       --------------------------------------
                                       Gary J. Novinskie
                                       President


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